UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): March 25, 2014

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	December '13	January '14	February '14
Process Management	0	0 to +5	0
Industrial Automation	0	0 to +5	+5 to 10
Network Power	0 to +5	0	0 to +5
Climate Technologies	+5 to 10	+5	+5 to 10
Commercial & Residential Solutions	0	0 to +5	0 to +5
Total Emerson	0 to +5	0 to +5	0 to +5

February 2014 Orders Comments

Trailing three-month orders growth continued to reflect slightly improving global macroeconomic conditions, with mixed demand among geographies and markets.  Excluding unfavorable currency translation of 2 percentage points, underlying orders increased 4 percent, as all segments reported growth and four of five improved sequentially.  Market conditions remained favorable in Asia, with solid demand in China, while political instability in Russia and the Ukraine has dampened demand in that region.  The harsh weather in the U.S. continued to adversely affect orders and sales in February, which are expected to be recovered over the next several months.

Process Management orders were flat, including a currency translation deduction of 3 percentage points. Continued strength in energy and chemical markets supported modest underlying growth, with strong demand in North America and modest increases in Europe and Middle East/Africa. Latin America was slower and conditions in Asia were unchanged, with strength in China and India offset by slower demand in Australia related to large projects in the prior year.

Industrial Automation orders accelerated, as market conditions for industrial goods improved. Growth was led by the power generating alternators and motors and drives businesses, and supported by increases in the mechanical power transmission, electrical distribution, and fluid automation businesses.

Network Power orders growth reflected slight improvement in market conditions, after a currency translation deduction of 2 percentage points. Demand for data center infrastructure remained mixed, as continued strong momentum in Europe and Asia offset slower markets in the Americas. Orders in the telecommunications infrastructure business were steady.

Climate Technologies global markets continued to support moderate growth, led by strength in Europe and Asia. Improved demand in North America residential air conditioning markets and the global refrigeration business drove modest sequential acceleration. The controls and sensors businesses continued to report robust growth.

Commercial & Residential Solutions orders increased modestly, supported by strength in U.S. residential markets. The professional tools and food waste disposers businesses continued to lead growth, more than offsetting softness in the storage businesses.

Upcoming Investor Events

On Tuesday, May 6, 2014, Emerson will report second quarter 2014 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will be available for approximately three months.

On Wednesday, May 21, 2014, Emerson President and Chief Operating Officer Ed Monser will present at the Electrical Products Group Conference in Longboat Key, Florida, at 7:30 a.m. ET. The presentation will be posted on

Emerson's website at www.emerson.com/financial at the time of the event and remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	March 25, 2014	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary